SUB-ITEM 77Q1

                              MFS SERIES TRUST XII

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION

                                   OF CLASSES

         Pursuant to Section 6.10 of the Amended and Restated Declaration of Trust dated June 29, 2005, as amended (the "Declaration"), of MFS Series Trust XII, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Sector Rotational Fund (the "Fund"), a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

1.       The class of Shares is designated "Class B Shares";

2. Class B Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3. The purchase price of Class B Shares, the method of determination of the net asset value of Class B Shares, the price, terms and manner of redemption of Class B Shares, and relative dividend rights of holders of Class B Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended;

4. All shares of the Fund shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.



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IN WITNESS  WHEREOF,  a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of ___July 5, 2006_______ and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


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ROBERT E. BUTLER

Robert E. Butler
804 addressStreetW. Park Avenue
State College PA  16803

CityplaceLAWRENCE H. COHN

CityplaceLawrence H. Cohn
addressStreet45 Singletree Road
Chestnut Hill MA  02467

DAVID H. GUNNING

PersonNameDavid H. Gunning
addressStreet2571 N. Park Blvd.
placeCityCleveland Heights StateOH  PostalCode44106


WILLIAM R. GUTOW

PersonNameWilliam R. Gutow
3 Rue Dulac

placeCityDallas StateTX  PostalCode75230


MICHAEL HEGARTY

Michael Hegarty

addressStreet177 Old Briarcliff Road
Briarcliff placeCityManor StateNY  PostalCode10510


J. ATWOOD IVES

PersonNameJ. Atwood Ives
addressStreet17 West Cedar Street
placeCityBoston StateMA  PostalCode02108

ROBERT J. MANNING

Robert J. Manning
addressStreet13 Rockyledge Road

Swampscott MA  01907


CityplaceLAWRENCE T. PERERA

CityplaceLawrence T. Perera
addressStreet18 Marlborough Street
placeCityBoston StateMA  PostalCode02116

ROBERT C. POZEN

Robert C. Pozen
addressStreet9 Arlington Street
placeCityBoston StateMA PostalCode02116

J. DALE SHERRATT

J. Dale Sherratt
addressStreet86 Farm Road
Sherborn MA  01770

LAURIE J. THOMSEN

Laurie J. Thomsen
addressStreet235 Nashawtuc Road
placeCityConcord StateMA PostalCode01742

ROBERT W. UEK

Robert W. Uek
536 Tierra Mar Lane

placeCityNaples StateFL  PostalCode34108



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